UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – January 1, 2007

(Date of earliest event reported)

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1735 Market Street, Suite LL, Philadelphia, PA 19103-7583

(Address of principal executive offices)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02 Entry into a Material Definitive Agreement

Effective January 1, 2007, the compensation of the independent directors of Sunoco Partners LLC (the “Company”), the general partner of Sunoco Logistics Partners L.P. (the “Partnership”) was amended as follows:

1.	an increase in the annual Audit/Conflicts Committee Chair Retainer from $6,500 to $8,000 in cash;

2.	an increase in the annual Compensation Committee chair retainer, from $2,500 to $3,500 in cash; and

3.	an increase in the annual retainer, from $35,000 to $42,000, 50% payable quarterly in cash, and 50% payable quarterly in restricted units under the Company’s Long-Term Incentive Plan.

Copies of the LTIP and the Directors’ Deferred Compensation Plan were filed as exhibits to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 3,2007	SUNOCO LOGISTICS PARTNERS LP.

	By:	Sunoco Partners LLC,
its General Partner

		By:	/s/ DEBORAH M. FRETZ
Deborah M. Fretz
President and Chief Executive Officer